EXHIBIT 5.2

[Letterhead of Richards, Layton & Finger, P.A.]

June 20, 2013

To The Persons Listed on

Schedule A Attached Hereto

Re:	FirstEnergy Ohio PIRB Special Purpose Trust 2013
Registration Statement on Form S-3 (SEC File Nos. 333-187692-01 through -06)

Ladies and Gentlemen:

We have acted as special Delaware counsel for FirstEnergy Ohio PIRB Special Purpose Trust 2013, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) A certified copy of the Certificate of Trust of the Trust (the “Certificate”), filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on May 7, 2013;

(b) The Declaration of Trust of the Trust, dated as of May 7, 2013, among CEI Funding LLC, a Delaware limited liability company (“CEI Funding”), OE Funding LLC, a Delaware limited liability company (“OE Funding”), and TE Funding LLC, a Delaware limited liability company (“TE Funding”), as settlors, and U.S. Bank Trust National Association, a national banking association (“U.S. Bank Trust”), as Delaware trustee;

(c) The Amended and Restated Declaration of Trust of the Trust, dated as of June 20, 2013 (the “Declaration”), among CEI Funding, OE Funding and TE Funding, acting jointly thereunder as settlors, U.S. Bank Trust, as Delaware trustee, and The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company, as administrative trustees;

(d) The Registration Statement on Form S-3, including a prospectus (the “Prospectus”), relating to, among other things, the FirstEnergy Ohio PIRB Special Purpose Trust Pass-Through Trust Certificates of the Trust representing fractional undivided beneficial interests in the Trust Property (as defined in the Certificate Indenture (as defined below)) (each a “Security” and collectively the “Securities”), filed by

To The Persons Listed on

Schedule A Attached Hereto

June 20, 2013

CEI Funding, OE Funding and TE Funding with the Securities and Exchange Commission (the “SEC”) on April 2, 2013, as amended by Amendment No. 1 thereto filed with the SEC on May 7, 2013, as further amended by Amendment No. 2 thereto, filed with the SEC on May 24, 2013, as further amended by Amendment No. 3 thereto, filed with the SEC on June 4, 2013 (as so amended, the “Registration Statement”);

(e) The Certificate Indenture, dated as of June 20, 2013 (the “Certificate Indenture”), between the Trust and U.S. Bank National Association, as certificate trustee and securities intermediary, which supplements and forms a part of the Declaration, relating to the issuance of the Securities (the Declaration and the Certificate Indenture being jointly referred to as the “Governing Instrument”); and

(f) A Certificate of Good Standing for the Trust, dated June 17, 2013, obtained from the Secretary of State.

CEI Funding, OE Funding and TE Funding are hereinafter collectively referred to as the “Settlors.” Initially capitalized terms used herein and not otherwise defined are used as defined in the Governing Instrument.

We have not reviewed any documents other than the documents listed above, which we believe are all the documents necessary or appropriate for us to have considered for purposes of rendering the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Governing Instrument constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, that the Certificate is in full force and effect and will not be amended and that the Governing Instrument is in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Security has been issued by the Trust (collectively, the “Security Holders”) of a certificate for such Security and the payment for the Security acquired by it, in accordance with the Governing Instrument and the Prospectus, and (vii) that the Securities have been issued and sold to the Security Holders in accordance with the Governing Instrument and the Prospectus. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

To The Persons Listed on

Schedule A Attached Hereto

June 20, 2013

This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

2. The Securities represent valid, fully paid and nonassessable undivided beneficial interests in the Trust Property, entitled to the benefits of the Governing Instrument. We note that the Security Holders may be obligated, pursuant to the Governing Instrument, (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Securities certificates and the issuance of replacement Securities certificates, and (ii) to provide security or indemnity in connection with requests of or directions to the trustees of the Trust to exercise their rights and powers under the Governing Instrument.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Settlors’ Current Report on Form 8-K and its incorporation by reference into the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

BJK/JJN

SCHEDULE A

CEI Funding LLC

c/o FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

The Cleveland Electric Illuminating Company

c/o FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

OE Funding LLC

c/o FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

Ohio Edison Company

c/o FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

TE Funding LLC

c/o FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

The Toledo Edison Company

c/o FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

FirstEnergy Ohio PIRB Special Purpose Trust 2013

c/o U.S. Bank Trust National Association

190 S. LaSalle Street, 7th Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: FirstEnergy Ohio PIRB Special Purpose Trust 2013